EXHIBIT 99.1

Contact Information:	FTD Group, Inc.
Jandy Tomy
Investor Relations
(630) 724-6984
jtomy@ftdi.com
FOR IMMEDIATE RELEASE
FTD Group, Inc. Reports Fourth Quarter and Fiscal Year 2007 Results
•	Fiscal Year 2007 Consolidated Revenues Grew 31.8% to $613.0 Million

•	Fiscal Year 2007 Diluted EPS Increased to $1.08 from $0.86 in the Prior Year

•	Fiscal Year 2008 Targeted Revenue of $645 Million; Targeted EBITDA and Targeted Diluted EPS of $98 Million and $1.18, Respectively
DOWNERS GROVE, IL. — Thursday, August 16, 2007 — FTD Group, Inc. (NYSE: FTD), a leading provider of floral products and services, today announced fourth quarter and full year fiscal 2007 financial results for the period ended June 30, 2007.
FULL YEAR 2007 RESULTS
Fiscal year 2007 revenues grew 31.8% to $613.0 million, compared with revenues of $465.1 million for fiscal year 2006. The International Segment contributed $143.4 million to fiscal year 2007 revenues, representing eleven months of operations.
Net income for fiscal year 2007 was $31.9 million, or $1.08 per diluted share, compared to net income for fiscal year 2006 of $25.5 million, or $0.86 per diluted share. The increase in net income during the year was attributable to strong performance in the Company’s International Segment and operating efficiencies in the domestic businesses.
Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) for fiscal year 2007 was $92.5 million compared to Adjusted EBITDA of $69.0 million for the prior fiscal year, representing a 34.0% increase. Adjusted EBITDA for fiscal year 2007 excludes $0.9 million of other income, net, which reflects foreign currency gains partially offset by the costs related to the March 2007 secondary stock offering, while Adjusted EBITDA for fiscal year 2006 excludes $1.0 million related to the gain on the sale of the Renaissance greeting cards business which was sold in December 2005, a $1.6 million gain related to the settlement of the class action lawsuit entitled In Re: Visacheck/Mastermoney Antitrust Litigation and $0.4 million of other income which is primarily comprised of foreign currency gains.
“Our focus on profitability and margin expansion during fiscal year 2007 drove our strong bottom-line results,” said Michael J. Soenen, President and Chief Executive Officer of FTD.
3113 Woodcreek Drive • Downers Grove, IL 60515
Main Phone: (630) 719-7800 • www.ftd.com • www.interflora.co.uk

A table reconciling net income to EBITDA and Adjusted EBITDA is included with the attached consolidated financial statements. The Company believes EBITDA and Adjusted EBITDA provide useful supplemental information related to the Company’s operations and results.
Domestic Consumer Segment
The Consumer Segment achieved revenues of $287.6 million in fiscal year 2007, compared to revenues of $275.8 million in fiscal year 2006, representing a 4.3% increase. Growth was primarily driven by a 1.8% increase in order volume and a 1.5% increase in average order value. Fiscal year 2007 operating income for the Consumer Segment was $21.2 million, compared to $16.1 million for the prior fiscal year, representing an increase of 31.7%. The Company’s focus on profitable growth was reflected in the operating margin in the Consumer Segment for fiscal year 2007 of 7.4%, versus 5.8% in the prior fiscal year.
Consumer orders for fiscal year 2007 totaled 4,590,000 compared to 4,508,000 orders in the prior fiscal year. Average order value increased to $61.31 in fiscal year 2007 from $60.38 in the prior fiscal year. Internet orders as a percentage of total orders in this segment increased slightly to 90.3% for fiscal year 2007 from 90.1% in fiscal year 2006.
Domestic Florist Segment
The Florist Segment recorded revenues of $182.0 million in fiscal year 2007, compared to revenues of $189.4 million in fiscal year 2006, representing a decrease of 3.9%. The decline in Florist Segment revenues was primarily due to the sale of Renaissance in December 2005 and the elimination of certain unprofitable customers. Fiscal year 2007 operating income in the Florist Segment was $58.7 million, compared to operating income of $58.4 million in the prior fiscal year, which represents an increase of 0.5%. Operating margins in the Florist Segment continued to show improvement, increasing to 32.2% from 30.8% in fiscal year 2006.
International Segment
For fiscal year 2007, the International Segment, comprised of the Interflora business which was acquired in July 2006, achieved revenues of $143.4 million and operating income of $13.0 million, or 9.1% of revenues. Consumer order volume in the International Segment totaled 1,785,000, up 15.9% over Interflora’s orders for the same 11-month period of the prior year. Average order value in the International Segment was $64.78 for the 11-month period and Internet orders comprised 71.0% of the order volume.
BALANCE SHEET AND OTHER HIGHLIGHTS
As of June 30, 2007 the Company’s cash and cash equivalents totaled $25.5 million with $48.4 million of operating cash flows generated during the fiscal year ended June 30, 2007. The Company’s debt balance was $313.7 million as of June 30, 2007, including notes payable of $1.7 million related to the Interflora acquisition, down from $336.9 million as of March 31, 2007. At the time of the acquisition of Interflora, the Company entered into a new senior secured credit facility consisting of a $150 million term loan and a $75 million revolving credit facility. As of June 30, 2007, the Company had $72.2 million available under its revolving credit facility.
Excluding the $50 million repayment of the prior credit agreement, the Company paid down $31.2 million of debt during fiscal year 2007, comprised of $23.1 million of notes payable related to the Interflora acquisition and $8.1 million on the term loan.

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In addition, the Company paid a quarterly cash dividend of $0.1625 per share on July 6, 2007 to shareholders of record on June 26, 2007, in an amount totaling $4.7 million. In total, the Company’s Board of Directors declared $9.4 million in cash dividends during fiscal year 2007, or $0.325 per share, of which $4.7 million was paid to shareholders during fiscal year 2007.
FOURTH QUARTER FISCAL YEAR 2007 RESULTS
Fourth quarter fiscal year 2007 consolidated revenues grew 20.0% to $169.8 million, compared to revenue of $141.5 million for the same period of fiscal year 2006. This revenue growth was driven by the July 2006 acquisition of Interflora. Interflora experienced strong sales in a non-holiday quarter, achieving revenues of $34.8 million.
Fourth quarter revenue for the Domestic Consumer Segment was $90.5 million compared to $95.3 million in the same period of the prior fiscal year. Fourth quarter Consumer Segment operating margins increased to 10.5% from 7.0% in the same period of the prior fiscal year, reflecting the Company’s continued focus on profitability.
Domestic Florist Segment fourth quarter revenue was $44.5 million compared with $46.2 million in the prior fiscal year. Excluding the $1.6 million Visa/Mastercard settlement in the prior fiscal year, fourth quarter operating margins grew to 30.9% from 30.7% in the prior fiscal year period.
Net income for the fourth quarter of fiscal year 2007 was $10.7 million, or $0.36 per diluted share, compared to net income of $8.8 million, or $0.30 per diluted share, in the prior fiscal year fourth quarter. Adjusted EBITDA for the fourth quarter of fiscal year 2007 was $26.7 million compared to Adjusted EBITDA of $20.3 million for the same period of the prior fiscal year, representing a 32.0% increase.
FISCAL YEAR 2008 OUTLOOK
“We believe that the Company is positioned to demonstrate continued growth and our focus will remain on operating margins and net income growth,” concluded Soenen.
For fiscal year 2008, the Company is targeting annual revenues to be approximately $645 million. The Company is targeting net income for the fiscal year to be $35.7 million, with diluted earnings per share of $1.18. In addition, the Company targets EBITDA for fiscal year 2008 to be approximately $98 million, with targeted annual EBITDA as a percentage of revenues of approximately 15%. The Company’s targeted EBITDA includes approximately $4 million of expense related to stock compensation associated with Statement of Financial Accounting Standards No. 123(R) and a deferred compensation plan related to Interflora. The Company expects to report Adjusted EBITDA, which represents EBITDA adjusted for items not considered reflective of the Company’s core operations. The Company is not projecting any such adjustments for fiscal year 2008 at this time, including other expense (income), net, which historically has primarily related to foreign currency gains and losses.
The above targets are only estimates, which may be exceeded or alternatively may not be achieved.
CONFERENCE CALL
A conference call has been scheduled for August 16, 2007 at 11:00 a.m., ET, to review the results for the full year and fourth quarter of fiscal year 2007. To listen to the call over the Internet, go to the investor relations portion of the Company’s Web site, www.ftd.com. Please

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allow at least 15 minutes to register, download and install any necessary audio software. To listen to the call by phone dial (877) 381-6199 for North American callers or (706) 679-4384 for International callers; mention Conference ID #21346468. A replay of the conference call will be available through August 30, 2007 beginning one hour after the completion of the live call by phone at (800) 633-8284 for North American callers or (402) 977-9140 for International callers or on the Web at www.ftd.com. The conference call contains time-sensitive information that is accurate only as of August 16, 2007, the date of the live broadcast. The call is the property of FTD Group, Inc. Any redistribution, retransmission or rebroadcast of the conference call in any form without the express written consent of FTD Group, Inc. is strictly prohibited.
ABOUT FTD GROUP, INC.
FTD Group, Inc. is a leading provider of floral related products and services to consumers and retail florists, as well as other retail locations offering floral products, in the U.S., Canada, the U.K. and the Republic of Ireland. The business utilizes the highly recognized FTD and Interflora brands, both supported by the Mercury Man logo, which is displayed in approximately 45,000 floral shops worldwide. The consumer businesses operate primarily through the www.ftd.com Web site in the U.S. and Canada and the www.interflora.co.uk Web site in the U.K. and are complemented by the florist businesses which provide products and services to the Company’s independent members.
FORWARD-LOOKING STATEMENTS
This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include statements regarding the Company’s outlook, anticipated revenue growth and profitability; anticipated benefits of its acquisition of Interflora, anticipated benefits of investments in new products, programs and offerings and opportunities and trends within both the domestic and international floral businesses, including opportunities to expand these businesses and capitalize on growth opportunities or increase penetration of service offerings. The international business reflects the operations of Interflora Holdings Limited. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the Company and the Company’s industry. Investors are cautioned that actual results could differ from those contained in any forward-looking statements as a result of: the Company’s ability to acquire and retain FTD and Interflora members and continued recognition by members of the value of the Company’s products and services; the acceptance by members of new or modified service offerings recently introduced; the Company’s ability to sell additional products and services to FTD and Interflora members; the Company’s ability to expand existing marketing partnerships and secure new marketing partners within the domestic and international consumer businesses; the success of the Company’s marketing campaigns; the ability to retain customers and maintain average order value within the domestic and international consumer businesses; the Company’s performance during key holiday selling seasons such as Christmas, Valentine’s Day and Mother’s Day; the existence of failures in the Company’s computer systems; competition from existing and potential new competitors; levels of discretionary consumer purchases of flowers and specialty gifts; the Company’s ability to manage or reduce its level of expenses within both the domestic and international businesses; actual growth rates for the markets in which the Company competes compared with forecasted growth rates; the Company’s ability to increase capacity and introduce enhancements to its Web sites; and the Company’s ability to integrate additional partners or acquisitions, if any are identified. These factors, along with other potential risks and uncertainties, are discussed in the Company’s reports and other documents filed with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update its forward-looking statements.
Financial statements follow...

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FTD GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues:
Consumer segment	$90,537	$95,252	$287,621	$275,773
Florist segment	44,473	46,242	181,995	189,360
International segment	34,792	—	143,396	—

Total revenues	169,802	141,494	613,012	465,133

Costs of goods sold and services provided:
Consumer segment	63,020	68,285	203,487	200,549
Florist segment	13,331	13,029	57,498	59,990
International segment	23,187	—	98,390	—
Corporate	489	517	1,996	2,235

Total costs of goods sold and services provided	100,027	81,831	361,371	262,774

Gross profit:
Consumer segment	27,517	26,967	84,134	75,224
Florist segment	31,142	33,213	124,497	129,370
International segment	11,605	—	45,006	—
Corporate	(489)	(517)	(1,996)	(2,235)

Total gross profit	69,775	59,663	251,641	202,359

Advertising and selling:
Consumer segment	11,013	13,153	36,100	35,921
Florist segment	12,657	13,684	47,699	53,200
International segment	1,988	—	10,626	—

Total advertising and selling	25,658	26,837	94,425	89,121

General and administrative:
Consumer segment	5,952	6,295	22,702	19,917
Florist segment	2,009	984	8,357	6,591
International segment	5,803	—	21,352	—
Corporate	7,070	6,459	26,685	25,674

Total general and administrative	20,834	13,738	79,096	52,182

Operating income (loss) before corporate allocations:
Consumer segment	10,552	7,519	25,332	19,386
Florist segment	16,476	18,545	68,441	69,579
International segment	3,814	—	13,028	—
Corporate	(7,559)	(6,976)	(28,681)	(27,909)

Total operating income before corporate allocations	23,283	19,088	78,120	61,056

Corporate Allocations:
Consumer segment	1,090	821	4,111	3,272
Florist segment	2,753	2,802	9,760	11,166
International segment	—	—	—	—
Corporate	(3,843)	(3,623)	(13,871)	(14,438)

Total corporate allocations	—	—	—	—

Income (loss) from operations:
Consumer segment	9,462	6,698	21,221	16,114
Florist segment	13,723	15,743	58,681	58,413
International segment	3,814	—	13,028	—
Corporate	(3,716)	(3,353)	(14,810)	(13,471)

Total income from operations	23,283	19,088	78,120	61,056

Other income and expenses:
Interest income	(757)	(396)	(1,883)	(924)
Interest expense	6,548	4,853	28,227	19,449
Other income, net	(204)	(192)	(929)	(398)

Total other expenses	5,587	4,265	25,415	18,127

Income before income tax	17,696	14,823	52,705	42,929

Income tax expense	6,949	6,029	20,793	17,386

Net income	$10,747	$8,794	$31,912	$25,543

Net income per common share — basic	$0.37	$0.31	$1.12	$0.89

Net income per common share — diluted	$0.36	$0.30	$1.08	$0.86

Weighted average common shares outstanding — basic	28,955	27,977	28,496	28,736

Weighted average common shares outstanding — diluted	30,014	28,936	29,577	29,779

FTD GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	June 30, 2007	June 30, 2006
ASSETS

Current Assets:
Cash and cash equivalents	$25,462	$10,954
Accounts receivable, less allowance for doubtful accounts of $5,431 at June 30, 2007 and $4,437 at June 30, 2006	32,416	26,044
Inventories, net	3,694	3,542
Other current assets	9,916	5,985

Total current assets	71,488	46,525

Property and equipment:
Property and equipment	35,791	25,265
Less accumulated depreciation	11,018	6,051

Property and equipment, net	24,773	19,214

Other assets:
Computer software, net	12,699	10,577
Other noncurrent assets	21,085	21,405
Other intangible assets, less accumulated amortization of $9,154 at June 30, 2007 and $5,993 at June 30, 2006	13,454	14,780
Trademark	187,816	121,577
Goodwill	418,001	336,659

Total other assets	653,055	504,998

Total assets	$749,316	$570,737

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$52,009	$45,273
Other accrued liabilities	26,936	24,083
Current maturities of long-term debt	1,430	1,125
Dividends payable	4,707	—

Total current liabilities	85,082	70,481

Senior secured credit facility	140,463	48,875
Senior subordinated notes	170,117	170,117
Post-retirement benefits, accrued pension obligations and other liabilities	4,535	2,368
Deferred income taxes	87,341	61,160

Stockholders’ equity:
Common stock: $0.01 par value, 75,000,000 shares authorized; 29,482,182 shares issued as of June 30, 2007 and June 30, 2006	295	295
Additional paid-in capital	235,589	233,362
Retained earnings (accumulated deficit)	20,952	(1,554)
Accumulated other comprehensive income	9,933	200
Treasury stock, at cost, 519,479 shares as of June 30, 2007 and 1,504,480 shares as of June 30, 2006	(4,991)	(14,567)

Total stockholders’ equity	261,778	217,736

Total liabilities and stockholders’ equity	$749,316	$570,737

FTD GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	June 30,
	2007	2006
Cash flows from operating activities:
Net income	$31,912	$25,543
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,335	10,461
Gain from sale of business and related transaction	—	(961)
Stock-based compensation expense	1,965	625
Amortization and write off of deferred financing costs	2,775	1,679
Provision for doubtful accounts	3,260	3,436
Deferred income taxes	3,790	726
Increase (decrease) in cash due to changes in operating assets and liabilities, net of acquisition
Accounts receivable	5,208	(7,430)
Inventories	(31)	581
Prepaid expenses and other	2,305	4,083
Other noncurrent assets	(214)	(4,129)
Accounts payable	(14,733)	4,225
Other accrued liabilities, unearned income, and customer deposits	(2,182)	1,808

Net cash provided by operating activities	48,390	40,647

Cash flows from investing activities:
Acquisition of business, net of cash acquired	(96,702)	—
Capital expenditures	(7,835)	(8,754)
Settlement of foreign exchange contract	1,386	—
Proceeds from sale of business	—	3,500

Net cash used in investing activities	(103,151)	(5,254)

Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of financing costs	148,536	—
Repayments of long-term debt	(58,107)	(18,963)
Repayment of notes payable and capital lease obligations	(23,572)	—
Dividends paid	(4,699)	—
Excess tax benefit from stock-based compensation	4,122	220
Proceeds from exercise of stock options	2,510	212
Purchase of company stock	—	(14,999)
Net proceeds from the issuance of common stock	—	(22)

Net cash provided by (used in) financing activities	68,790	(33,552)

Effect of foreign exchange rate changes on cash and cash equivalents	479	223

Net increase in cash and cash equivalents	14,508	2,064

Cash and cash equivalents at beginning of period	10,954	8,890

Cash and cash equivalents at end of period	$25,462	$10,954

FTD GROUP, INC.
SEGMENT INFORMATION
(In thousands)

	Three Months Ended			Three Months Ended
	June 30, 2007			June 30, 2006
	Gross Segment	Eliminations	Consolidated	Gross Segment	Eliminations	Consolidated
Revenues:
Consumer segment	$95,582	$(5,045)	$90,537	$101,351	$(6,099)	$95,252
Florist segment	44,719	(246)	44,473	46,351	(109)	46,242
International segment	34,650	142	34,792	—	—	—

Total	174,951	(5,149)	169,802	147,702	(6,208)	141,494

Costs of Goods Sold and Services Provided:
Consumer segment	63,899	(879)	63,020	69,162	(877)	68,285
Florist segment	14,118	(787)	13,331	13,844	(815)	13,029
International segment	23,231	(44)	23,187	—	—	—
Corporate	489	—	489	517	—	517

Total	101,737	(1,710)	100,027	83,523	(1,692)	81,831

Gross Profit:
Consumer segment	31,683	(4,166)	27,517	32,189	(5,222)	26,967
Florist segment	30,601	541	31,142	32,507	706	33,213
International segment	11,419	186	11,605	—	—	—
Corporate	(489)	—	(489)	(517)	—	(517)

Total	73,214	(3,439)	69,775	64,179	(4,516)	59,663

Advertising and Selling:
Consumer segment	11,013	—	11,013	13,153	—	13,153
Florist segment	16,282	(3,625)	12,657	18,199	(4,515)	13,684
International segment	2,172	(184)	1,988	—	—	—

Total	29,467	(3,809)	25,658	31,352	(4,515)	26,837

General and Administrative:
Consumer segment	6,847	(895)	5,952	7,222	(927)	6,295
Florist segment	2,009	—	2,009	984	—	984
International segment	5,677	126	5,803	—	—	—
Corporate	6,175	895	7,070	5,533	926	6,459

Total	20,708	126	20,834	13,739	(1)	13,738

Operating Income (Loss) before Corporate Allocations:
Consumer segment	13,823	(3,271)	10,552	11,814	(4,295)	7,519
Florist segment	12,310	4,166	16,476	13,324	5,221	18,545
International segment	3,570	244	3,814	—	—	—
Corporate	(6,664)	(895)	(7,559)	(6,050)	(926)	(6,976)

Total	23,039	244	23,283	19,088	—	19,088

Corporate Allocations:
Consumer segment	1,090	—	1,090	821	—	821
Florist segment	2,753	—	2,753	2,802	—	2,802
International segment	—	—	—	—	—	—
Corporate	(3,843)	—	(3,843)	(3,623)	—	(3,623)

Total	—	—	—	—	—	—

Operating Income (Loss):
Consumer segment	12,733	(3,271)	9,462	10,993	(4,295)	6,698
Florist segment	9,557	4,166	13,723	10,522	5,221	15,743
International segment	3,570	244	3,814	—	—	—
Corporate	(2,821)	(895)	(3,716)	(2,427)	(926)	(3,353)

Total	$23,039	$244	$23,283	$19,088	$—	$19,088

Depreciation and Amortization:
Consumer segment	$885	$—	$885	$847	$—	$847
Florist segment	837	—	837	908	—	908
International segment	1,062	—	1,062	—	—	—
Corporate	661	—	661	966	—	966

Total	$3,445	$—	$3,445	$2,721	$—	$2,721

FTD GROUP, INC.
SEGMENT INFORMATION
(In thousands)

	Year Ended			Year Ended
	June 30, 2007			June 30, 2006
	Gross Segment	Eliminations	Consolidated	Gross Segment	Eliminations	Consolidated
Revenues:
Consumer segment	$305,033	$(17,412)	$287,621	$295,187	$(19,414)	$275,773
Florist segment	182,592	(597)	181,995	189,674	(314)	189,360
International segment	143,072	324	143,396	—	—	—

Total	630,697	(17,685)	613,012	484,861	(19,728)	465,133

Costs of Goods Sold and Services Provided:
Consumer segment	206,234	(2,747)	203,487	203,235	(2,686)	200,549
Florist segment	60,782	(3,284)	57,498	63,329	(3,339)	59,990
International segment	98,511	(121)	98,390	—	—	—
Corporate	1,996	—	1,996	2,235	—	2,235

Total	367,523	(6,152)	361,371	268,799	(6,025)	262,774

Gross Profit:
Consumer segment	98,799	(14,665)	84,134	91,952	(16,728)	75,224
Florist segment	121,810	2,687	124,497	126,345	3,025	129,370
International segment	44,561	445	45,006	—	—	—
Corporate	(1,996)	—	(1,996)	(2,235)	—	(2,235)

Total	263,174	(11,533)	251,641	216,062	(13,703)	202,359

Advertising and Selling:
Consumer segment	36,100	—	36,100	35,921	—	35,921
Florist segment	59,677	(11,978)	47,699	66,902	(13,702)	53,200
International segment	11,006	(380)	10,626	—	—	—

Total	106,783	(12,358)	94,425	102,823	(13,702)	89,121

General and Administrative:
Consumer segment	25,537	(2,835)	22,702	22,629	(2,712)	19,917
Florist segment	8,357	—	8,357	6,591	—	6,591
International segment	20,908	444	21,352	—	—	—
Corporate	23,850	2,835	26,685	22,963	2,711	25,674

Total	78,652	444	79,096	52,183	(1)	52,182

Operating Income (Loss) before Corporate Allocations:
Consumer segment	37,162	(11,830)	25,332	33,402	(14,016)	19,386
Florist segment	53,776	14,665	68,441	52,852	16,727	69,579
International segment	12,647	381	13,028	—	—	—
Corporate	(25,846)	(2,835)	(28,681)	(25,198)	(2,711)	(27,909)

Total	77,739	381	78,120	61,056	—	61,056

Corporate Allocations:
Consumer segment	4,111	—	4,111	3,272	—	3,272
Florist segment	9,760	—	9,760	11,166	—	11,166
International segment	—	—	—	—	—	—
Corporate	(13,871)	—	(13,871)	(14,438)	—	(14,438)

Total	—	—	—	—	—	—

Operating Income (Loss):
Consumer segment	33,051	(11,830)	21,221	30,130	(14,016)	16,114
Florist segment	44,016	14,665	58,681	41,686	16,727	58,413
International segment	12,647	381	13,028	—	—	—
Corporate	(11,975)	(2,835)	(14,810)	(10,760)	(2,711)	(13,471)

Total	$77,739	$381	$78,120	$61,056	$—	$61,056

Depreciation and Amortization:
Consumer segment	$3,768	$—	$3,768	$3,201	$—	$3,201
Florist segment	3,267	—	3,267	3,398	—	3,398
International segment	3,845	—	3,845	—	—	—
Corporate	3,455	—	3,455	3,862	—	3,862

Total	$14,335	$—	$14,335	$10,461	$—	$10,461

FTD GROUP, INC.
NON-GAAP FINANCIAL MEASURES
EBITDA
(Unaudited)
(In thousands)
Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”).
The Company defines EBITDA as net income before net interest expense, income tax expense, depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA plus expenses that are not considered reflective of the Company’s core operations. For the periods presented, the items not considered part of the Company’s core operations include the gain on the sale of the Renaissance greeting card business, the income related to the settlement of the Visa/MasterCard litigation and other (income) expense, which primarily consists of net foreign currency gains and losses and the costs associated with the March 2007 secondary stock offering. EBITDA and Adjusted EBITDA include $3.1 million of expense related to stock compensation associated with Statement of Financial Accounting Standards No. 123(R) (“SFAS No. 123(R)”) and a deferred compensation plan related to Interflora. EBITDA and Adjusted EBITDA are calculated as follows for the periods presented:

	Three Months Ended		Year Ended
	June 30,		June 30,
	2007	2006	2007	2006

Net income, as reported (GAAP basis)	$10,747	$8,794	$31,912	$25,543
plus: Interest expense, net	5,791	4,457	26,344	18,525
plus: Depreciation and amortization	3,445	2,721	14,335	10,461
plus: Income tax expense	6,949	6,029	20,793	17,386

EBITDA (1)	26,932	22,001	93,384	71,915
Gain on sale of Renaissance (2)	—	—	—	(961)
Income related to settlement of Visa/MasterCard litigation (3)	—	(1,558)	—	(1,558)
Other income, net	(204)	(192)	(929)	(398)

Adjusted EBITDA (1)	$26,728	$20,251	$92,455	$68,998

(1)	The Company uses EBITDA and Adjusted EBITDA as supplemental measures of performance. The Company presents Adjusted EBITDA because it considers it an important supplemental measure of performance, as it is used as a performance measure under the senior credit facility entered into in connection with the acquisition of Interflora Holdings Limited, the indenture governing the Notes and the Company’s executive compensation plan. The adjustments made in the calculation of Adjusted EBITDA, as described above, are adjustments that would be made in calculating the Company’s performance for purposes of coverage ratios under the senior credit facility and the indenture governing the Notes, and the Company’s executive compensation plan bases incentive compensation payments in significant part on the Company’s performance measured using Adjusted EBITDA as presented above. Measures similar to EBITDA and Adjusted EBITDA are also widely used by the Company and by others in the Company’s industry to evaluate and price potential acquisition candidates.

The Company believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structure (affecting relative interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), the age and book depreciation of facilities and equipment (affecting relative depreciation expense), profits or losses related to sold businesses, currency fluctuations (primarily resulting from the Interflora business, which is based in the U.K.) and expenses related to financing transactions. The Company also presents EBITDA and Adjusted EBITDA because it believes they are frequently used by investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA and/or Adjusted EBITDA when reporting their results.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are that they do not reflect the Company’s cash expenditures for capital expenditures, they do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on the Company’s debt, they do not reflect changes in, or cash requirements for, the Company’s working capital requirements, they do not reflect other expenses or gains excluded above and other companies in the Company’s industry may calculate these measures differently than presented above. The Company compensates for these limitations by relying primarily on GAAP results and using EBITDA and Adjusted EBITDA only supplementally.

(2)	On December 21, 2005, we sold substantially all the assets and certain liabilities of our Renaissance greeting card business.

(3)	Represents settlement proceeds received in connection with a class action litigation against Visa U.S.A. Inc. and MasterCard International, Inc.

FTD GROUP, INC.
NON-GAAP FINANCIAL MEASURES
TARGETED EBITDA
(Unaudited)
(In thousands)
Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”).
The Company defines EBITDA as net income before net interest expense, income tax expense, depreciation and amortization. Targeted EBITDA includes approximately $4 million of expense related to stock compensation associated with SFAS No. 123(R) and a deferred compensation plan related to Interflora. Targeted EBITDA is calculated as follows for the period presented:

Year Ending
June 30, 2008
(Forecasted Targets)

Revenues	$645,000

Net income (GAAP basis)	$35,700
plus: Interest expense, net	24,200
plus: Depreciation and amortization	15,300
plus: Income tax expense	22,800

EBITDA (1)	$98,000

(1)	The Company uses EBITDA as a supplemental measure of performance, as it is used as a performance measure under the senior credit facility entered into in connection with the acquisition of Interflora Holdings Limited, the indenture governing the Notes and the Company’s executive compensation plan. Measures similar to EBITDA are also widely used by the Company and by others in the Company’s industry to evaluate and price potential acquisition candidates.

The Company believes EBITDA facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structure (affecting relative interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents EBITDA because it believes it is frequently used by investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA when reporting their results.

EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. Some of the limitations of EBITDA are that it does not reflect the Company’s cash expenditures for capital expenditures, it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on the Company’s debt, it does not reflect changes in, or cash requirements for, the Company’s working capital requirements and other companies in the Company’s industry may calculate these measures differently than presented above. The Company compensates for these limitations by relying primarily on GAAP results and using EBITDA only supplementally.